Exhibit 99.1

FOR IMMEDIATE RELEASE

May 9, 2013

COMPANY CONTACT:

Kendra Berger

Chief Financial Officer

NTN Buzztime, Inc.

(760) 438-7400

CCG CONTACT:

Mark Collinson

Partner

CCG Investor Relations

(310) 954-1343

NTN Buzztime, Inc. Announces First Quarter 2013 Results

CARLSBAD, Calif., May 9, 2013 — NTN Buzztime, Inc. (NYSE MKT: NTN) today announced results for the first quarter ended March 31, 2013.

“The focus during the first quarter continued to be on product development and preparation for the commercial launch of some of our new products,” said Jeff Berg, the company’s interim CEO. “Engagement metrics from our pilot with a large customer has continued to generate encouraging results and we look forward to rolling out more locations with them, along with new products and functionality. Player registration has tripled from historical rates and we are encouraged by our ability to build the player audience. The transformation of Buzztime continues, and we are excited about what that means as we proceed into the second half of the year,” added Mr. Berg.

Results for the First Quarter Ended March 31, 2013

The Company ended the first quarter of 2013 with 3,436 subscribing venues, compared to 3,868 at March 31, 2012. Revenues for the first quarter of 2013 were flat at $6.1 million when compared to the same period of 2012. Gross margin as a percentage of revenue decreased to 67% for first quarter of 2013 from 73% for the same period of 2012. Direct costs increased $0.4 million, or 24%, to $2.0 million for the first quarter of 2013 from $1.6 million for the same period of 2012.

Selling, general and administrative expenses decreased $1.0 million, or 19%, to $4.3 million for the first quarter of 2013 from $5.3 million for the same period in 2012.

Net loss for the first quarter of 2013 was $0.4 million, or $0.01 per share, compared to net loss of $1.0 million or $0.02 per share in the same period a year ago.

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Conference Call

Management will review these results in a conference call today, May 9, 2013, at 4:30 p.m. ET.

To access the conference call, please dial (877) 790-8271, if calling from the United States or Canada, or (954) 320-7648, if calling internationally, and use passcode 64563433. A replay of the call will be available until May 16, 2013, which can be accessed by dialing (855) 859-2056, if calling from the United States or Canada, or (404) 537-3406, if calling internationally. Please use passcode 64563433to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at the Company's Web site at http://www.buzztime.com.

About Buzztime

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by approximately 3,600 bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 3.5 million player registrations on the Buzztime platform and over 50 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give guests a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit www.buzztime.com or follow us on Facebook or Twitter.

Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our new product development and launch, engagement, additional locations, player registration rates, company transformation and services and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, plans and development, the impact of alternative entertainment options and technologies and competitive products and pricing, adverse economic conditions, failure of customer and/or player demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

(financial tables follow)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONDENSED Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value amount)

	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$2,324	$2,721
Accounts receivable, net	573	610
Prepaid expenses and other current assets	914	898

Total current assets	3,811	4,229
Broadcast equipment and fixed assets, net	3,534	3,783
Software development costs, net	1,969	1,980
Deferred costs	514	600
Goodwill	1,238	1,265
Intangible assets, net	468	579
Other assets	295	220

Total assets	$11,832	$12,656

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$994	$1,087
Accrued compensation	832	598
Sales taxes payable	152	197
Income taxes payable	79	79
Obligations under capital leases—current portion	57	100
Deferred revenue	542	919
Other current liabilities	346	408

Total current liabilities	3,002	3,388
Obligations under capital leases, excluding current portion	62	67
Deferred revenue, excluding current portion	185	188
Deferred rent	921	949
Other liabilities	157	170

Total liabilities	4,327	4,762
Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at March 31, 2013 and December 31, 2012	1	1
Common stock, $.005 par value, 84,000 shares authorized; 71,516 and 71,123 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	357	355
Treasury stock, at cost, 503 shares at March 31, 2013 and December 31, 2012	(456)	(456)
Additional paid-in capital	118,975	118,956
Accumulated deficit	(112,099)	(111,730)
Accumulated other comprehensive income	727	768

Total shareholders’ equity	7,505	7,894

Total liabilities and shareholders’ equity	$11,832	$12,656

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues	$6,116	$6,066

Operating expenses:
Direct operating costs (includes depreciation and amortization)	2,000	1,617
Selling, general and administrative	4,283	5,272
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	199	174

Total operating expenses	6,482	7,063

Operating loss	(366)	(997)
Other income (expense):	5	(32)

Loss before income taxes	(361)	(1,029)
Provision for income taxes	(8)

Net loss	$(369)	$(1,045)

Net loss per common share – basic and diluted	$(0.01)	$(0.02)

Weighted average shares outstanding – basic and diluted	70,862	64,519

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED CASH FLOW DATA

(Unaudited)

(In thousands)

	Three months ended March 31,
	2013	2012
Cash flows provided by (used in) operating activities:
Net loss	$(369)	$(1,045)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	789	723
Provision for doubtful accounts	23	10
Stock-based compensation	26	78
Loss from disposition of equipment and capitalized software	65	1
Changes in assets and liabilities:
Accounts receivable	14	78
Prepaid expenses and other assets	(95)	35
Accounts payable and accrued liabilities	35	20
Income taxes payable	–	5
Deferred costs	86	38
Deferred revenue	(381)	201
Deferred rent	(27)	111

Net cash provided by operating activities	166	255
Cash flows used in investing activities:
Capital expenditures	(123)	(405)
Software development expenditures	(361)	(307)

Net cash used in investing activities	(484)	(712)
Cash flows provided by (used in) financing activities:
Proceeds from rights offering, net	–	2,310
Payments on note payable	(10)
Principal payments on capital leases	(47)	(95)
Tax withholding related to net-share settlements of restricted stock units	(4)	–

Net cash (used in) provided by financing activities	(61)	2,205

Net (decrease) increase in cash and cash equivalents	(379)	1,748

Effect of exchange rate on cash	(18)	21

Cash and cash equivalents at beginning of period	2,721	1,374

Cash and cash equivalents at end of period	$2,324	$3,143

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